Exhibit 10.8

                          INDEPENDENT SALES AGREEMENT
                                    BETWEEN

                         THE CHILDREN'S INTERNET, INC.
                                      AND
                         INFOLINK COMMUNICATIONS, LTD.




      This Agreement ("Agreement") is made and entered into on this 14th day of August 2003, by and between INFOLINK COMMUNICATIONS, LTD., an Illinois corporation ("INFOLINK"), whose principal business address is 1052 West Fulton, Suite #3E, Chicago, IL 60607 and THE CHILDREN'S INTERNET, INC., a Nevada Corporation, ("TCI") whose mailing address is 2401 Crow Canyon Road, Suite 201, San Ramon, CA 94583. This Agreement (Agreement) is made with reference to the following facts:

             A.TCI is the owner of all right, title, and interest in and to children's oriented material and programming disseminated over the global computer network and a secured Internet service currently being used and sold as The Children's Internet{reg-trade-mark} including, but not limited to a search engine, browser, secure e-mail system, education and entertainment portals, and all its proprietary characters and content, web pages, and home rooms (the "Product").

      B. INFOLINK is a sales organization in the Internet Infrastructure industry, and desires to sell and market the product and services of TCI to its customers as parts of its product offering.

      C. TCI will compensate INFOLINK on a commission basis to the extent provided in this agreement.

      D. INFOLINK and TCI declare their intention that nothing in this Agreement shall make either party an employee, partner, or agent of the other party and that the relationship of TCI to INFOLINK shall be that of an independent contractor.

      NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

      1. RELATIONSHIP OF PARTIES. The parties agree and intend that the relationship between them created by this Agreement is that of principal and independent contractor. Neither party is an employee of the other party, and is not entitled to the benefits normally provided to employees, including, but not limited to, medical insurance and/or participation in any pension or profit-sharing plan. TCI shall not represent INFOLINK. The conduct and control of the work to be performed by INFOLINK under this Agreement rests exclusively with INFOLINK. TCI and INFOLINK shall perform its respective services in accordance with workmanlike and ethical standards applicable and customary to the industry and profession. Except as otherwise provided in this Agreement, either party shall be free to provide its services for others in any manner whatsoever during those periods when it is not performing services under this Agreement.


      2. SALES  PROCESS.   TCI  hereby  authorizes  INFOLINK   to  perform  the
         functions allowed under this Agreement on a continuing basis, which functions are generally described as follows:


         2.1.Software  Products.   INFOLINK  shall  be authorized to market the
            products and services of TCI as provided herein. Except as specifically provided herein, TCI shall handle all pricing and contract management. This shall include the sale of software products for which INFOLINK will be compensated by TCI as provided in this agreement.

         2.2.Pricing. TCI shall set the rates and charges for their products and services.

         2.3.Paperwork.   TCI  shall  submit  original  required  paperwork  to
            INFOLINK with each new order of services. TCI shall ensure that at all times INFOLINK has the most recent and current paperwork for all products and services.

         2.4.Support Materials. TCI agrees, with its best efforts, to provide the following support materials and/or services to INFOLINK:

           2.4.1 TCI shall provide, with its best efforts, any technical data, descriptions, or other information, concerning the products and/or services of TCI to be marketed by INFOLINK. TCI shall inform INFOLINK of any and all additions, modifications or changes to the products and/or services of TCI on a recurring monthly basis during the term of this Agreement. This shall include any updates and enhancements of the software.

           2.4.2 TCI and INFOLINK shall mutually agree and define in a separate addendum Tier 1 and Tier 2 technical support. In general TCI shall process service requests for Tier 2 Support from INFOLINK for the use of the services and/or products of TCI. The various internet service providers ISP to whom the services or products are sold ("ISP") shall provide the first response to any and all inquiries from such customers concerning the products and/or services of TCI. TCI agrees that the various ISP may forward all Tier 2 calls placed to the various ISP by its customers for Tier 2 Support to TCI for the purposes of TCI answering any questions or service concerns. In no event shall TCI be required to provide Tier 1 Support. The failure of the ISP to so perform shall not constitute a default by TCI or INFOLINK.

           2.4.3 TCI shall provide, with its best efforts and at ISP's cost, marketing materials including, but not limited to demonstration disks for free trial and promotional purposes only, infomercial VHS dubs, sales brochures and procedures to enable the ISP to perform the obligations contemplated under this Agreement.

           2.4.4 TCI  shall  provide, with its best efforts, Tier  2  Technical
                 Support for the  software  of TCI.   The ISP shall provide the
                 remaining support.


           2.4.5 TCI shall provide training to the sales and support staff of INFOLINK free of charge at TCI headquarters at a mutually agreed upon time by the parties. This shall include familiarization of the software of TCI and shall include training as to software updates

         2.5.Operations by TCI. TCI represents that it will maintain a mutually agreed upon written service level for the service provided under this agreement. TCI represents that it will maintain the necessary enhancements and updates needed for the software to maintain the level of service for services provided under this agreement.


      3. COMPENSATION.

         3.1.INFOLINK  Compensation.  In the event that TCI is compensated on a monthly basis INFOLINK shall receive $0.95 per application per month. Such amounts shall be paid to INFOLINK on the 31st day of each month for all amounts received in the one-month period beginning one month prior to such payment date. Such commissions shall be paid for all amounts received for the life of each contract (including any renewals). The rate of INFOLINK is based on a wholesale rate of $5.00 per application per month. In the event that TCI raises the wholesale rate, the rate of INFOLINK's compensation shall be increased accordingly in the same percentage as the percentage increase in the wholesale rate. In no event shall the rate of INFOLINK decrease unless otherwise agreed in advance in writing by RAY SCHMITZ. The obligations of TCI shall survive the sale of TCI or substantially all of the assets of TCI and TCI shall make adequate provision for the survival of this section in any such transaction.

         3.2.TCI Compensation. TCI hereby acknowledges that it receives all of its consideration under this Agreement through its contracts with its customers. INFOLINK shall not be responsible for any payment to TCI for any service provided hereunder, regardless of whether TCI has received any payment from a customer.

         3.3.Reports. TCI shall provide monthly reports of all application fees earned by INFOLINK in the prior month. Such reports shall be in a form determined by TCI and reasonably acceptable to INFOLINK. INFOLINK shall have the right to audit payments received by TCI (upon seven (7) days prior notice) for all accounts for which a fee is due once every 12 months to verify TCI's compliance with this Agreement.

         3.4. Advance Payment.In the event that TCI is compensated (as defined in Section 3.1 of the agreement) on a lump sum basis (as opposed to a monthly basis) with an advance payment from any customer or ISP, INFOLINK shall receive advance payment in a lump sum for TCI's product, whether sold as TCI software only, or as part of a bundled package. For example if TCI is loaded onto 1,000 computers that is sold as part of a bundled packaged that includes a 3 year subscription for TCI services, then TCI would be entitled to an advance payment of $34,200 (1,000 x $0.95 x 36= $34,200).



      4. TERM; TERMINATION.

         4.1.Term.   The  services  to  be  provided   by  TCI  shall  commence
            concurrently with the date of this Agreement, and shall continue for a period of three (3) years. This Agreement shall automatically renew for three (3) additional one (1) year terms unless a party gives the other party at least thirty (30) days notice prior to the expiration of the then current term of its intention to terminate this contract.

         4.2.Termination for Breach.  Either party may terminate this Agreement on thirty (30) days prior written notice for material breach of this Agreement that is not cured during such notice period. For purposes of this Agreement, termination for "breach" shall include, but shall not be limited to, making misrepresentations to prospective customers, criminal acts, disclosing confidential information, willful misconduct, gross negligence, fraud, unethical, any other illegal conduct, or non-payment of compensation under this agreement.

         4.3.Bankruptcy. Either party may terminate this Agreement upon written notice to the other party, if such party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors or becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

         4.4.Effect  of  Termination.   In  the  event  that this agreement  is
            terminated for any reason, other than a breach by INFOLINK and except as provided in Section 4.2 of this agreement, TCI shall continue to pay INFOLINK all amounts otherwise due to TCI until the expiration of each contract signed by or its customer hereunder even if the term of these contract extends beyond the term of this agreement. In addition, INFOLINK will continue to provide all services to TCI that it provides under this agreement until such time as TCI notifies INFOLINK that no such services are necessary. In the event INFOLINK continues to provide such services, the compensation above shall not be adjusted.


         4.5.Termination of Payment Obligation to INFOLINK. If this section is inconsistent with any other section of this agreement, this section shall apply. In the event that payment from any customer of TCI ceases for any reason, no further compensation will be owed by TCI to INFOLINK except to the extent that TCI has been,in fact, paid by the customer. In the event that INFOLINK terminates this agreement under Section 4.2 and TCI is not being compensated by the customer, no further compensation will be owed by TCI to INFOLINK except of the extent that TCI has been, in fact, paid by the customer.


      5. INDEPENDENT ACTIVITIES.

         5.1.Other Activities.  Nothing  contained in this Agreement (except as provided in Section 5.2 of the agreement) shall prevent either party from participating in activities not directly required for the performance of its obligations pursuant to this Agreement. Such participation or activities, whether in the telecommunications field/industry or any other business activity engaged in for profit or personal or professional advantage, shall be conducted independently and without reference to the relationship between INFOLINK and TCI.

         5.2.TCI Exclusivity.  Not Applicable.

         5.3.INFOLINK  Exclusivity.     Not Applicable.   This shall not affect
            the rights provided under a separate agreement between the companies as to INFOLINK's exclusivity as to government contracts and corporate sponsors as defined under that separate agreement.


      6. EXPENSES. INFOLINK and TCI shall not be reimbursed by the other party for expenses incurred in connection with providing the services hereunder, including, but not limited to, all automobile-related expenses, travel and entertainment expenses, and any other amounts expended by the parties in order to provide the services required by this Agreement.


      7. TAXES. INFOLINK shall not deduct any state or federal income tax or FICA contributions from payments made to TCI. TCI agrees to make all necessary FICA contributions and to pay any and all taxes in accordance with applicable law and will hold INFOLINK harmless from any liability or expense arising from or in connection with any failure by TCI to pay such taxes, including interest and penalties. TCI acknowledges that INFOLINK shall not make employment and SDI deductions from payments made to TCI. INFOLINK shall not be required to include TCI under any applicable workers' compensation insurance program and/or policy, and TCI acknowledges that in the event of any injury of any kind, TCI will not be entitled to any medical or other disability benefits. Notwithstanding the foregoing, the fact that the parties, at their own cost, may carry workers' compensation insurance for its own benefit or for the mutual benefit of itself and those contractors which are individuals providing the services as described in this Agreement, shall not create any inference of employment, partnership, or other agency relationship.

      8. OTHER  DEDUCTIONS.   TCI  shall  have  the  right  to deduct from  any
         compensation   payable  to  INFOLINK,  any  debts,  loans,   advances,
         expenses, or other charges incurred by TCI at the request and on behalf of INFOLINK. Said request by INFOLINK must be in writing prior to the debt, loan, advance, expense or other charge being incurred.


      9. INDEMNIFICATION.


         9.1.TCI Indemnity.  TCI agrees to indemnify, defend and  hold harmless
            INFOLINK, from any and all claims, actions, judgments, demands, costs, expenses, and/or liabilities, including, without limitation, attorneys fees, which INFOLINK may incur or become liable for by reason of any action by TCI arising out TCI's willful misconduct, gross negligence, fraud, intentional misrepresentation, unethical or illegal conduct, or any failure to abide by TCI's established policy and procedures in effect from time to time, or applicable rules and regulations of any governmental agency or authority having jurisdiction over TCI's activities on behalf of INFOLINK as provided in this Agreement.


         9.2.INFOLINK Indemnity.  INFOLINK agrees to indemnify, defend and hold harmless TCI, from any and all claims, actions, judgments, demands, costs, expenses, and/or liabilities, including, without limitation, attorneys fees, which TCI may incur or become liable for by reason of any action by INFOLINK arising out INFOLINK's willful misconduct, gross negligence, fraud, intentional misrepresentation, unethical or illegal conduct, or any failure to abide by TCI's established policies and procedures in effect from time to time, or applicable rules and regulations of any governmental agency or authority having jurisdiction over INFOLINK's activities on behalf of TCI as provided in this Agreement.



      10. PROPRIETARY INFORMATION AND NON-DISCLOSURE.

        10.1.Confidential Information. TCI and  INFOLINK  acknowledge that they may have access to and become aware of certain competitive confidential information of the other, including personnel information, rates and rate tables, secret processes, know-how, customer lists, receipts, formulas, software, or other technical data created and applied in connection with the services and/or products provided and sold by the other.


        10.2.Non Use.  TCI and INFOLINK shall not use to their own advantage or the advantage of any other person, business or entity, except as specifically provided in this Agreement, either during their association or at any time thereafter, any information gained for or from the business, files, and/or records of the other. TCI and INFOLINK acknowledge that such information is proprietary, constitutes a trade secret, and shall not be disclosed to any third party and that in the event of an unauthorized disclosure and/or use of such information, significant damages will be incurred or suffered by the other.

        10.3.Breach.   TCI  and  INFOLINK  acknowledge that in the event  of  a
            breach of this covenant of non-disclosure, in addition to any other remedy, which may be available to the other, injunctive relief from a court of competent jurisdiction is appropriate.


      11. WARRANTY.

        11.1.Warranty of INFOLINK. INFOLINK represents and warrants that it has the full power and authority to enter into this Agreement and to grant the rights contained herein to TCI. INFOLINK represents and warrants that it shall perform all services described herein in a professional and workmanlike manner and in accordance with industry standards.

        11.2.Warranty of TCI. TCI represents and warrants that: it has the full power and authority to enter into this Agreement and to grant the rights contained herein to INFOLINK. TCI represents and warrants that it shall perform all services described herein in a professional and workmanlike manner and in accordance with industry standards.



      12. ARBITRATION. All disputes or claims between TCI and INFOLINK arising from, in connection with, or in any way related to this Agreement, which cannot be informally resolved between the parties, shall be submitted to binding arbitration in the County of Contra Costa, California, for disposition in accordance with the rules and regulations of the American Arbitration Association, as may be amended from time to time.



      13. ATTORNEY'S  FEES.   In  the  event  of  any  controversy  related  to,
         concerning or arising out of this Agreement, or any facts based upon or involving this Agreement or the parties hereto, the prevailing party, whether in court, arbitration, or by way of out of court settlement, shall be entitled to recover from the non-prevailing party attorneys fees, court costs, and other expenses relating to such controversy, if any.



      14. NOTICES. Any notices, consent, requests, approvals, demands, or other communications required or permitted by this Agreement or by law shall be in writing and shall be deemed sufficient if deposited in the United States mail, certified or registered postage prepaid, addressed to the parties at the address stated below or at such other address as may hereafter be designated in writing by any party to the other party:



If to INFOLINK:             Infolink Communications, Ltd.
                            ATTN:  Raymond Schmitz
                            1052 West Fulton, Suite 3E
                            Chicago, IL  60607
                            Phone:      312-226-7400
                            Fax:        312-226-9300


With a copy to:             John Boland, Attorney
                            611 Dartmouth Lane
                            New Lenox, IL  60451
                            Phone:      815-462-0305
                            Fax:        815-462-0315


If to TCI:                  CHILDREN'S INTERNET, INC.
                            ATTN: Sholeh Hamedani
                            2401 Crow Canyon Road, Suite 201
                            San Ramon, CA  94583
                            Phone:      925-406-2364
                            Fax:        925-406-2366



With a copy to:             Nasser Hamedani
                            2401 Crow Canyon Road, Suite 201
                            San Ramon, CA  94583
                            Phone:      925-406-2364
                            Fax:        925-406-2366



      15. NON DISCRIMINATION. No discrimination shall be made of persons under this Agreement because of race, color, national origin, age, ancestry, religion, or sex of such person.



      16. ENTIRE  AGREEMENT.   This Agreement constitutes the  entire  agreement
         between the parties and  correctly  sets forth the rights, duties, and
         obligations  of  all  of  the  parties as  of  its  date.   Any  prior
         agreement, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.



      17. AMENDMENTS. No provision of this Agreement shall be modified, waived, or otherwise amended except by written instrument signed by each of the parties hereto.



      18. ASSIGNMENT.   The  rights,  duties  and  obligations  of  either party
         hereunder shall not be assigned without the express written consent of other party, which consent shall not be unreasonably withheld.



      19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.



      20. AUTHORIZATION.   By  execution  below,  each  of  the  parties  hereto
         represent and warrant that it is duly authorized by its Board of Directors or pursuant to any applicable provisions of its charter, to enter into and fully perform the terms and provisions of this Agreement.





INFOLINK                                     TCI

INFOLINK COMMUNCATIONS, LTD.                 CHILDREN'S INTERNET, INC.
An Illinois Corporation                      A Nevada Corporation



By:  /S/ Raymond Schmitz		  By:  /S/ Sholeh Hamedani
   --------------------------		     -----------------------

Name:      Raymond Schmitz              Name:      Sholeh Hamedani
Title:     President                    Title:     President


Dated:   August 14, 2003          Dated:   August 14, 2003



Confidential & Proprietary                    INFOLINK ___  TCI ___